                                                                      Exhibit 21
Subsidiaries of Registrant

                                                                                                                   % OF VOTING
                                                                                                                    SECURITIES
                                                                                                                  OWNED BY ITS
                                                                                      JURISDICTION OF                IMMEDIATE
NAME OF CORPORATION                                                                     INCORPORATION                   PARENT(1)
------------------------------------------------------------------------------------------------------------------------------
Starr                                                                                        Delaware                         (2)
SICO                                                                                           Panama                         (2)
  AIG (Registrant)(3)                                                                        Delaware                         (4)
    AICCO                                                                               New Hampshire                      100%
    AIG Aviation, Inc.                                                                        Georgia                      100%
    AIG Capital Corp.                                                                        Delaware                      100%
    AIG Capital Management                                                                   Delaware                      100%
    AIG Claim Services, Inc.                                                                 Delaware                      100%
    AIG Financial Products Corp.                                                             Delaware                      100%
    AIG Funding, Inc.                                                                        Delaware                      100%
    AIG Global Investors, Inc.                                                             New Jersey                      100%
    AIG Life Insurance Company                                                               Delaware                     78.9%(5)
    AIG Life Insurance Company of Puerto Rico                                             Puerto Rico                      100%
    AIG Marketing, Inc.                                                                      Delaware                      100%
    AIG Investment Corporation                                                               Delaware                      100%
    AIG Realty, Inc.                                                                    New Hampshire                          (6)
      American International Realty Corp.                                                    Delaware                      100%
    AIG Risk Management, Inc.                                                                New York                      100%
    AIG Trading Group Inc.                                                                   Delaware                       80%
    AIU Insurance Company                                                                    New York                       52%(7)
    AIU North America, Inc.                                                                  New York                      100%
    American International Underwriters Corporation                                          New York                      100%
    American Home                                                                            New York                      100%
      AIG Hawaii Insurance Company, Inc.                                                       Hawaii                      100%
      American International Insurance Company                                               New York                      100%
         American International Insurance Company of California                            California                      100%
         Minnesota Insurance Company                                                        Minnesota                      100%
      Transatlantic Holdings, Inc.                                                           Delaware                    34.15%(8)
    American International Group Data Center, Inc.                                      New Hampshire                      100%
    American International Life Assurance Company of New York                                New York                    77.52%(9)
    American International Reinsurance Company Limited                                        Bermuda                      100%
      AIA                                                                                   Hong Kong                      100%
        Australian American Assurance Company Limited                                       Australia                      100%
      American International Assurance Company (Bermuda) Limited                              Bermuda                      100%
      Nan Shan Life Insurance Company, Ltd.                                                    Taiwan                    94.12%
    AIUO                                                                                      Bermuda                      100%
      AIG Europe (Ireland) Ltd.                                                               Ireland                      100%
      Universal Insurance Co., Ltd.                                                          Thailand                      100%
      Interamericana Compania de Seguros Gerais (Brazil)                                       Brazil                      100%
      La Seguridad de Centroamerica, Compania de Seguros, Sociedad Anonima                  Guatemala                      100%
      American International Insurance Company of Puerto Rico                             Puerto Rico                      100%
      La Interamerica Compania de Seguros Generales S.A.                                     Colombia                      100%
      American International Underwriters G.m.b.H.                                            Germany                      100%
      Underwriters Adjustment Company, Inc.                                                    Panama                      100%
    American Life Insurance Company                                                          Delaware                      100%
      Kenya American Insurance Company Limited                                                  Kenya                      100%
      ALICO                                                                                    France                       89%

                                                                                                                   % OF VOTING
                                                                                                                    SECURITIES
                                                                                                                  OWNED BY ITS
                                                                                      JURISDICTION OF                IMMEDIATE
NAME OF CORPORATION                                                                     INCORPORATION                   PARENT(1)
------------------------------------------------------------------------------------------------------------------------------
    Birmingham Fire Insurance Company of Pennsylvania                                    Pennsylvania                      100%
    China America Insurance Company, Ltd.                                                    Delaware                       50%
    Commerce and Industry Insurance Company                                                  New York                      100%
    Commerce and Industry Insurance Company of Canada                                         Ontario                      100%
    Delaware American Life Insurance Company                                                 Delaware                      100%
    Hawaii Insurance Consultants, Ltd.                                                         Hawaii                      100%
    The Insurance Company of the State of Pennsylvania                                   Pennsylvania                      100%
    Landmark Insurance Company                                                             California                      100%
    Le Metropolitana de Seguros, C. por A.                                         Dominican Republic                      100%
    Mt. Mansfield Company, Inc.                                                               Vermont                      100%
    National Union                                                                       Pennsylvania                      100%
      American International Specialty Lines Insurance Company                                 Alaska                       70%(10)
      International Lease Finance Corporation                                              California                      100%
      Lexington                                                                              Delaware                       70%(10)
        JI Accident & Fire Insurance Co. Ltd.                                                   Japan                       50%
      National Union Fire Insurance Company of Louisiana                                    Louisiana                      100%
    NHIG Holding Corp.                                                                       Delaware                      100%
      Audubon Insurance Company                                                             Louisiana                      100%
        Audubon Indemnity Company                                                         Mississippi                      100%
        Agency Management Corporation                                                       Louisiana                      100%
          The Gulf Agency, Inc.                                                               Alabama                      100%
      New Hampshire                                                                      Pennsylvania                      100%
        AIG Europe, S.A.                                                                       France                          (11)
        A.I. Network Corporation                                                        New Hampshire                      100%
          Marketpac International, Inc.                                                      Delaware                      100%
        American International Pacific Insurance Company                                     Colorado                      100%
        American Global Insurance Company                                                Pennsylvania                      100%
        Granite State Insurance Company                                                  Pennsylvania                      100%
        New Hampshire Indemnity Company, Inc.                                            Pennsylvania                      100%
        Illinois National Insurance Co.                                                      Illinois                      100%
        New Hampshire Insurance Services, Inc.                                          New Hampshire                      100%
    PHILAM                                                                                Philippines                       99%
      Pacific Union Assurance Company                                                      California                      100%
      The Philippine American General Insurance Company, Inc.                             Philippines                      100%
        Philam Insurance Company, Inc.                                                    Philippines                      100%
        The Philippine American Assurance Company, Inc.                                   Philippines                       25%

                                                                                                                   % OF VOTING
                                                                                                                    SECURITIES
                                                                                                                  OWNED BY ITS
                                                                                      JURISDICTION OF                IMMEDIATE
NAME OF CORPORATION                                                                     INCORPORATION                   PARENT(1)
------------------------------------------------------------------------------------------------------------------------------
Risk Specialist Companies, Inc.                                                              Delaware                      100%
Ticino Societa d' Assicurazioni Sulla Vita                                                Switzerland                     99.8%
UeberseeBank, AG                                                                          Switzerland                      100%
UGC                                                                                    North Carolina                    36.31%(12)
  United Guaranty Residential Insurance Company of North Carolina                      North Carolina                      100%
  United Guaranty Residential Insurance Company                                        North Carolina                       75%(13)
      United Guaranty Commercial Insurance Company of North Carolina                   North Carolina                      100%
      United Guaranty Commercial Insurance Company                                     North Carolina                      100%
      United Guaranty Credit Insurance Company                                         North Carolina                      100%
United Guaranty Services, Inc.                                                         North Carolina                      100%
==============================================================================================================================


 (1)     Percentages include directors' qualifying shares.

 (2) The directors and officers of AIG as a group own 88.17 percent of the voting common stock of Starr and 81.82 percent of the voting stock of SICO. Six of the directors of AIG also serve as directors of Starr and SICO.

 (3) All subsidiaries listed except for minority-owned Transatlantic Holdings, Inc., which is included under the equity method, are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

 (4) The common stock is owned 16.0 percent by SICO, 2.4 percent by Starr and 3.6 percent by The Starr Foundation.

 (5)     Also owned 21.1 percent by Commerce & Industry Insurance Company.

 (6)     Owned by 13 AIG subsidiaries.

 (7) Also owned 8 percent by The Insurance Company of the State of Pennsylvania, 32 percent by National Union, and 8 percent by Birmingham.

 (8)     Also owned 12.25 percent by American International Group, Inc.

 (9)     Also owned 22.48% by American Home.

(10) Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Birmingham.

(11) Under reorganization plan, 100 percent to be held with other AIG companies.

(12) Also owned 45.88 percent by National Union, 16.95 percent by New Hampshire and 0.86 percent by The Insurance Company of the State of Pennsylvania.

(13) Also owned 25 percent by United Guaranty Residential Insurance Company of North Carolina.